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                                                                    Exhibit 99.1

KPMG PEAT MARWICK LLP






                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Citizens Loan and Savings Company:

We have audited the accompanying balance sheet of Citizens Loan and Savings Company as of September 30, 1995, and the related statements of income, retained earnings, and cash flows for each of the years in the two-year period ended September 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Citizens Loan and Savings Company as of September 30, 1995, and the results of its operations and its cash flows for each of the years in the two-year period ended September 30, 1995, in conformity with generally accepted accounting principles.

As discussed in note A (2) to the financial statements, the Company changed its method of accounting for investments in 1995 to adopt the provisions of the Financial Accounting Standard Board's Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities.


                                               KPMG PEAT MARWICK LLP

October 27, 1995